UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015 (August 21, 2015)

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414 Charlotte, North Carolina 28226
(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items.

On August 21, 2015, Chanticleer Holdings, Inc., a Delaware corporation, issued a press release announcing pricing guidance on its previously announced common stock rights offering. The rights offering will be made through a dividend in the form of non-transferable subscription rights to purchase one share of common stock per each share of common stock owned on the record date at an exercise price based on an 8% up to 12% discount to Market. “Market” shall be defined as the Volume Weighted Average Price of HOTR for Thursday August 27, Friday August 28 and Monday August 31 (subject to final board approval). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Neither this Current Report on Form 8-K nor such press release constitutes an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. Any proposed offering referenced herein will be made only by means of a prospectus supplement and the accompanying base prospectus.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Exhibit 99.1 furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Chanticleer Holdings, Inc. press release dated August 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc.,
a Delaware corporation
(Registrant)

Date: August 21, 2015	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer